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                                                                    EXHIBIT 10.7

                                  CHIROPRACTOR
                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the day of __________, 19__, by and between ((CWMC_Name)), a ((State)) corporation to be formed for the purposes of conducting an integrated healthcare practice ("Employer") having its principal office at ((Address1)), ((City)), ((State)) ((PostalCode)) (the "Office"), and ((Title)) ((First_Name)) ((Last_Name)), an individual licensed to practice chiropractic in the State of ((State)), or ("Employee").

                              W I T N E S S E T H:

          WHEREAS Employer is a corporation duly licensed in the State of ((State)) and which provides integrated healthcare services; and

          WHEREAS Employer wishes to employ Employee, an individual who is actively practicing and is duly licensed to provide chiropractic services in the state of ((State)), on an exclusive basis, as an employee of Employer to provide chiropractic services subject to the rules thereof and the standards of the profession in effect in the State of ((State)); and

         WHEREAS Employee desires to render such services to Employer; and

         WHEREAS Employee is the President of the Management Company (defined herein) rendering administrative services to Employer,

         NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties hereto hereby agree as follows:

         1. EMPLOYMENT REPRESENTATIONS. Upon the terms and subject to the conditions set forth herein, Employer hereby employs Employee as a licensed Chiropractor and Employee hereby accepts such employment and represents to Employer that he is presently licensed and qualified to engage in the practice of chiropractic in the State of ((State)); that he is not presently subject to any pending disciplinary investigation or proceeding nor knows of any reason why his license to so practice may be suspended, revoked, or otherwise impaired.

         2. TERM. The term of employment under this Agreement (the "Employment Term") shall be for a period of five years commencing on the Integration Date as defined in that certain Integrated Medical Center Management and Security Agreement ("Integrated Contract") dated of even date herewith to which the Employee named herein is a party , unless earlier terminated under the terms hereof (the "Commencement Date"); provided, that Employee must complete and submit any credentialling application provided to Employee by Employer and must present his qualifications as set forth in Paragraph 1 hereof to Employer prior to the Commencement Date in order for this Agreement to become effective and for the Employment Term to commence. This Agreement shall automatically renew concomitant with the Integrated Contract unless ((Title)) ((First_Name)) ((Last_Name)) exercises his option to hire a replacement chiropractor pursuant to Paragraph 7b(2) of the Integrated Contract.

         3. INDEPENDENT JUDGEMENT. Although Employee is an employee of Employer under the terms of this Agreement, Employee shall retain independent discretion and exercise independent judgment in the manner and means of providing services in regard to the diagnosis and treatment of patients treated. Employee recognizes, acknowledges and agrees that Administrator shall manage all non-medical aspects of Employer's practice.

         4.   SCOPE OF DUTIES.

                  a. Full Time and Exclusive Employment. During the period of his employment under the terms hereof, Employee will devote his full working time and efforts to the performance of his duties on behalf of the Employer.

                  b. General Activities. Employee will render his services to Employer as a licensed Chiropractor and in such capacity he shall perform such duties as are customary in such practice of Chiropractic.

                  c. Conduct. Employee will at all times conduct himself in compliance with all federal, state and local laws, rules and regulations and canons of professional ethics.

                  d. Location of Employment. Employee shall perform his duties hereunder at the "Office".

                  e. Billing. The Employer shall perform, or cause to have performed, billing and collection functions for all services provided by the Employee. The Employee hereby authorizes the Employer to accept, or refuse to accept, on Employee's behalf, any assignment of insurance benefits from any patient receiving treatment from the Employee pursuant to this Agreement. At Employer's request, Employee shall list and designate with such insurance or third party payor the Employer's address and designated officer as the sole address to which all payment(s) or payment voucher(s) for treatment rendered by the Employee shall be mailed. This Agreement constitutes an assignment by the Employee to the Employer of all funds owing or collected for treatment rendered by the Employee pursuant to this Agreement (the "Receivables") so long as such assignment is not in violation of any law or statute. The Employee shall take all steps necessary to assist in the billing and collection of funds due for services rendered by the Employee. All funds collected with respect to services provided pursuant to this Agreement shall be the exclusive property of the Employer.

                  f. Patient Records. Employee shall maintain adequate and complete records with regard to services rendered to patients. Nothing herein contained shall be construed to prevent any patient from requesting transfer of his/her records to Employee upon the termination of this Agreement, and such materials or photocopies thereof shall be delivered to Employee upon the written request of the subject patient, which request shall be honored promptly. Upon termination of this Agreement, Employee shall receive copies of such patient records that he is legally required to retain. Such records shall include the records of all patients to whom Employee has personally rendered treatment and/or who have requested in writing that their records be released to ((Title)) ((First_Name)) ((Last_Name)). Employer will facilitate Employee in obtaining these written


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authorizations by providing all patients with such written authorization forms at the time of their first visit to Employer. The Employer shall keep all original records.

                  g. Professional Services. ((Title)) ((First_Name)) ((Last_Name)) may render healthcare services to Medicare, Medicaid, CHAMPUS, CHAMPVA and any other federal entitlement program insured under his own auspices and for his own benefit. However, Medcorp retains to itself the right to render such services pursuant to Paragraph 10b of the Integrated Contract and upon thirty (30) days notice by Medcorp to ((Title)) ((First_Name)) ((Last_Name)), ((Title)) ((First_Name)) ((Last_Name)) shall cease rendering such services on his own behalf and render such services on behalf of Medcorp.

         5. SALARY. In consideration of the services to be rendered by Employee hereunder, and as full compensation therefor, Employer agrees to pay Employee, and Employee agrees to accept from Employer, a salary at the rate of One Thousand Dollars ($1,000.00) per month during the first three months of this Agreement and per month thereafter during the Employment Term (the "Salary"), which dollar amount shall be prorated for the actual days employed during such period to the extent that the Agreement is earlier terminated. Such Salary shall be payable in accordance with the Employer's normal payroll policies, but not less often than monthly. Such Salary shall be subject to withholding for applicable taxes to the extent required by law. Any amounts due to the Employee from any previous employment or pursuant to his activities on behalf of the Administrator will not affect the terms of this Paragraph.

         6. EMPLOYMENT BENEFITS. During the term of his employment hereunder, Employee shall be entitled to vacation, sick leave, health benefits, and maternity leave as determined by the Administrator.

                  a. Malpractice Insurance. Payment of the premiums for the Employee's malpractice insurance; provided, that such insurance shall be in such coverage amount and placed with such insurance carrier as shall be approved by Employer; and provided, further, that such malpractice insurance shall not cover Employee during the performance of any activities not directly related to the Employee's employment by Employer.

         7. TERMINATION OF EMPLOYMENT.

                  a. Termination by Employer. Employer may, at any time at its election, terminate this Agreement forthwith by delivering written notice of termination to the Administrator upon the occurrence of any of the following events:

                           (1) any  misallocation,  misappropriation  or other
diversion or misapplication by the Employee of funds received by or for the Employer and/or CWC;

                           (2) a material  breach by the  Employee  of any of
the obligations established hereunder which cannot be corrected or, if such breach can be corrected, if after ten days' written notice from Employer such breach has not been corrected by the Employee;

                           (3) the death of the Employee;

                           (4) any act or practice by the Employee which is\
damaging or detrimental to the business or reputation of Employer, including but not limited to illegal acts, actual or threatened violation of applicable federal or state laws or regulations;

                           (5) the failure by the Employee to meet material
standards of managed care payors;

                           (6) the failure by Employee to meet or maintain
profiling or credentialling standards;

                           (7) the disability or legal incapacity of the
Employee; or

                           (8) for "Cause".  The term "Cause" as used herein
shall mean that Employee (i) has been found, in the reasonable belief of Employer, to suffer chronic dependency on drugs or alcohol; (ii) in carrying out his duties hereunder, has committed gross neglect or gross misconduct; (iii) has become legally disqualified to practice Chiropractic in the State of ((State)) , or has been put on probation by the ((State)) State Board, or has had his license to practice Chiropractic in the State of ((State)) suspended or revoked; or (iv) is unable to obtain the appropriate malpractice insurance covering his professional conduct, in coverage amounts and/or with insurance carriers acceptable to Employer.

                  b. Automatic Termination. This Agreement is intended to be coterminous with the Integrated Contract. Accordingly, in the event that the Integrated Contract is terminated for whatever reason, this Agreement shall also terminate unless the parties elect by an agreement in writing to continue it in effect. This subparagraph shall not relieve any party of responsibility for wrongful termination of the Integrated Contract or this Agreement.

                  c. Employee's Termination. Employee may terminate this Agreement at any time upon two (2) weeks notice to Employer upon a material breach by the Employer of any of the obligations established hereunder which cannot be corrected or, if such breach can be corrected, if after ten days' written notice from Employee such breach has not been corrected by the Employer.

                  d. Effect of Termination. Expiration or early termination of this Agreement shall not relieve, release or discharge any party hereto from any obligation, debt or liability which may previously have accrued and which remains to be performed upon the date of termination.

                  e. Distribution of Records. Upon termination, Employee shall receive copies of such patient records that he is legally required to retain. Such records shall include the records of all patients to whom ((Title)) ((First_Name)) ((Last_Name)) has personally rendered treatment and/or who have requested in writing that their records be released to Employee. Employer will facilitate Employee in obtaining these written authorizations by providing all patients with such written authorization forms at the time of their first visit to Employer. Employer shall keep all original records.

                  f. Post-Termination Cooperation Re Accounts. For a period of two (2) years after termination of this



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Agreement, Employee shall cooperate fully and assist Employer in efforts to collect all accounts receivable for services performed by Employee while employed by Employer, including without limitation, transferring all funds actually paid or made payable to Employee with respect to such accounts receivable, and appearing in any court of law within which any cause of action is brought to seek enforcement of Employer's right to collect on any and all such accounts. Employee agrees to notify Employer, in writing, of a change of address of Employee's business or residence during such two (2) year period so that Employer will be able to locate Employee to carry out the terms of this Paragraph. Employee shall receive up to two hundred and fifty dollars ($250.00) per day for providing assistance under the terms of this Paragraph and, in addition, Employer shall reimburse Employee for all reasonable costs and expenses incurred by Employee, as approved in advance in writing by Employer, relating to such assistance. The terms and conditions of this Paragraph shall survive termination of this Agreement.

         8.       COVENANTS NOT TO COMPETE OR SOLICIT, TRADE SECRETS  AND
                  CUSTOMER LISTS.

                  a. Confidential Information. Employee acknowledges and agrees that he will have access to certain confidential information and trade secrets of the Employer and that such information constitutes valuable, sole, special and unique property of Employer. Employee further acknowledges and agrees that Employee will not, at any time during or after the term hereof, in any fashion, form, or manner either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation in any manner whatsoever, the terms and conditions of this Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including, without limiting the foregoing, the names of patients, the prices which Employer pays for goods and services and/or sells goods or services, Employer's manner of operation of Employers business or its plans or processes, or any other data or information of any kind, nature or description which affects or relates to Employer's business without regard to whether any or all of the foregoing would be deemed confidential information or a trade secret under applicable state law ("Confidential Information"). During such period, Employer shall be deemed to have a vital and protectable interest in such information and shall be entitled to injunctive relief if necessary to protect against and remedy wrongful disclosure or use of such information.

                  b. Irreparable Damage. The parties hereto acknowledge and agree that consideration has been given to the nature and scope of the business and activities of both the Employee and the Employer and that the covenants contained in this Paragraph 8 concerning territorial, substantive and time limitations are in all respects fair and reasonable in view of the facts involved. In the event that any court shall determine that the time, substantive and territorial limitations contained herein are not fair and reasonable, this Agreement shall nevertheless be enforced as to such time, substantive and territorial limits as are reasonable.

                  c. Injunctive Relief. The parties further agree that in the event of the breach of any provision of this Agreement, and particularly Paragraph 8 hereof, each party shall be entitled to a permanent injunction or similar court order enjoining the breaching party from acting in a fashion contrary to Paragraph 8 and that pending such determination the breaching party shall accede to a temporary restraining order, without prejudice to any other rights that the non-breaching party may have, all at the breaching party's expense.

                  d. Independent Agreement. The covenants contained in Paragraph 8 shall be construed as an independent agreement and the existence of any claim which the breaching party may have against the non-breaching party will not constitute a defense to the enforcement by the non-breaching party.

                  e. Continuation of Chiropractic Practice. All the foregoing notwithstanding, Employee may, at his discretion, reactivate his own chiropractic practice at any location upon termination of this Agreement for any reason whatsoever. The Employee may also continue to maintain and advertise his own telephone number at his own personal cost and expense during the term of this Agreement and may continue to so use said telephone number upon termination of this Agreement. This provision shall survive the termination of this Agreement.

         9. MISCELLANEOUS

                  a. Specific Performance. It is agreed that any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the other party, and recourse to injunction and/or specific performance, as well as to all other legal or equitable remedies to which such injured party may be entitled, will be authorized under such circumstances.

                  b. Indemnity. Employee hereby agrees to indemnify, defend and hold Employer harmless from and against any an all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees which arise out of or relate to any breach by Employee of any of the terms and conditions in this Agreement; any negligent or intentional wrongful act of Employee; any act or omission of Employee which constitutes professional negligence; or any other act of Employee not authorized under the terms of this Agreement. If Employer or any of its shareholders or affiliates is made a party to litigation or obligation or otherwise incurs any loss or expense as a result of Employee's activities unconnected with Employer's business at the Medcorp, Employee shall forthwith upon demand, reimburse Employer or such individuals for any and all expenses incurred as a result thereof.

                  c. Waiver of Breach. The parties understand and intend that each restriction agreed to by Employee under the terms of this Agreement shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceability of the remaining restrictions. It is further understood that one or more, or all of such restrictions, may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Agreement shall be deemed a waiver of any future breach. Employee hereby acknowledges that it is fully cognizant of the restrictions set forth in Paragraph 8 of this Agreement and agrees that these provisions shall survive the termination of this Agreement for any reason.


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                  d. Notices. Except as otherwise provided herein, all requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, by prepaid telex, telegram, facsimile ("FAX") or mailed first class, return receipt requested, to the party who is to receive such notice, request, demand or communication at such party's address as set forth on the signature page hereof. Any party hereto may change its address for notice by giving to the other party written notice of such change. Any notice given hereunder shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex, telegram or FAX, twenty-four (24) hours after sending, and (iii) if mailed, seventy-two (72) hours after the date of the mailing.

                  e. Commitments Binding only upon Written Consent. Notwithstanding any provision herein to the contrary, it is expressly understood and agreed that Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without the prior written consent of Employer.

                  f. Time of Essence. Time is of the essence in regard to the obligations established hereunder. The parties hereto agree that they shall cooperate in good faith to accomplish the objectives of this Agreement and, documents and take such further action as may be reasonably necessary to effectuate the terms, conditions and purposes of this Agreement.

                  g. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

                  h. Modification. This Agreement shall not be changed, modified or amended, except by a writing signed by the parties hereto and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the parties hereto.

                  i. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the Employer. The services to be provided by Employee herein are of a personal nature and may not be assigned by him in whole or in part.

                  j. Exclusive Rights. The rights and the obligations of the Employee under this Agreement are exclusive except as otherwise provided herein, however this Agreement shall not be construed to prevent the Employer from simultaneously retaining, contracting with, or otherwise obtaining professional services from any other person or entity.

                  k. Severability. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

                  l. Captions. The headings and captions herein are intended for convenient reference only, and shall not be deemed to be interpretative of the contents of such sections.

                  m. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  n. Governing Law. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of ((State)) (without regard to the conflict of laws principles thereof).

                  o. Arbitration. Any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration, which shall be conducted in ((City)), State of ((State)), in accordance with the National Health Lawyer's Association ("NHLA") Alternative Dispute Resolution Service Rules of Procedure for Arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  p. No Act Contrary to Law. Nothing herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any statute, law, ordinance or regulation which is inconsistent with this Agreement, such statute, law, ordinance or regulation shall prevail, and, in such event, the provision herein in conflict automatically shall be curtailed, limited or eliminated to the extent necessary to bring it within legal limitations.

IN WITNESS WHEREOF, the parties hereto have executed this document or caused its execution by a duly authorized officer, all as of the day and year first above written.

(CWMC Name) a (State) corporation to be formed


By:
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         E.    Eugene Sharer, President


Employee

BY:
   ----------------------------------------
         (Title)(First Name)(Last Name)